UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2021

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On February 24, 2021, the Board of Directors of Marrone Bio Innovations, Inc. (the “Company”) determined to schedule the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for Wednesday, May 26, 2021. The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission.

Pursuant to the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), if a stockholder of the Company intends a proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, stockholder proposals must be delivered to the principal executive offices of the Company, at 1540 Drew Ave., Davis, California 95618, Attention: Corporate Secretary, not later than March 12, 2021. Additionally, notice of any stockholder proposal (including a proposal to nominate a candidate for director) that is not submitted for inclusion in the proxy statement for the Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company not later than April 14, 2021. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Company’s Bylaws, as applicable. Any notice received after these deadlines will be considered untimely and not properly brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: February 25, 2021	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary